Exhibit 99.1

Guardion Health Sciences Receives Initial Order from Malaysian Company for Exclusive Immuno-Supportive Formula

—Initial order for $875,000 from Astramune Sdn Bhd, a subsidiary of Ho Wah Genting Berhad

—Formula designed to provide immune-supportive benefits

—Formula developed by the Company’s NutriGuard business unit

San Diego, California - April 1, 2020 - Guardion Health Sciences, Inc. (“Guardion” or the “Company”) (Nasdaq: GHSI), a company (i) that has developed medical foods and medical devices in the ocular health marketplace and (ii) that is developing nutraceuticals that the Company believes will provide health benefits to consumers, announced today that it received an initial order from Astramune Sdn Bhd, a subsidiary of Ho Wah Genting Berhad (“HWGB”) (KLSE: 9601), a Malaysian company listed on the Malaysian Stock Exchange (Industrial Products sector), for a sample order of its proprietary immuno-supportive formula. Guardion currently anticipates shipping this sample order by June 30, 2020.

The Company had previously announced in February 2020 that HWGB contracted Guardion and its wholly-owned subsidiary, NutriGuard, to develop an immuno-supportive formula for the HWGB consumer base. Dr. Mark McCarty, the original founder of NutriGuard, and now a senior scientist/consultant to Guardion, has led the development of this proprietary formulation.

Michael Favish, CEO of Guardion Health Sciences, commented, “We were pleased to have been selected by HWGB to utilize our expertise and resources to develop a proprietary product that is specifically designed to boost immune system capability. Given the demand expected from HWGB’s customer base, we are advised that HWGB is ramping up this business line, and we are preparing to be able to meet HWGB’s product requirements during 2020 and thereafter.”

Dr. McCarty is a leader in the scientific validation of nutrition-based therapies for potentiating the type 1 interferon response to RNA viruses. The formula is designed to provide immuno-supportive benefits to its users. The formulation has not been used or tested for, nor is it intended to specifically address, symptoms of the coronavirus (COVID-19).

About NutriGuardTM

NutriGuardTM formulates high-quality nutraceuticals, which are designed to supplement consumers’ diets. NutriGuard uses industry standards to establish the safety and efficacy of the products it develops and markets, maintains that commitment through prudent manufacturing and quality assurance programs, and only uses manufacturers who comply with FDA current Good Manufacturing Practices (cGMP) requirements. Guardion plans to increase NutriGuard’s existing customer base and build on its product platform by making NutriGuard products available to patients directly and through recommendations by their physicians.

About Guardion Health Sciences, Inc.

Guardion is a specialty health sciences company (i) that has developed medical foods and medical devices in the ocular health marketplace and (ii) that is developing nutraceuticals that the Company believes will provide medicinal and health benefits to consumers. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the SEC at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the coronavirus (COVID-19) on the Company’s business and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Guardion Health Sciences, Inc.

15150 Avenue of Science, Ste. 200

San Diego, CA 92128

Ph 858.605.9055; Fax 858.630.5543

www.guardionhealth.com

Investor Relations Contact:

Jenene Thomas

JTC Team, LLC

Telephone:	(833) 475-8247
E-Mail:	jtc@jtcir.com

Porter, LeVay & Rose, Inc.

Michael Porter

Telephone:	(212) 564-4700
E-mail:	mike@plrinvest.com